EXHIBIT B



APPALOOSA PARTNERS INC.

By:  /s/ David A. Tepper                9/10/03
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     David A. Tepper, President         Date


APPALOOSA MANAGEMENT L.P.
By: Appaloosa Partners Inc., its general partner

By:  /s/ David A. Tepper                9/10/03
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     David A. Tepper, President         Date


APPALOOSA INVESTMENT LIMITED PARTNERSHIP I
By: Appaloosa Management L.P., its general partner
By: Appaloosa Partners Inc., its general partner

By:  /s/ David A. Tepper                9/10/03
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     David A. Tepper, President         Date


PALOMINO FUND LTD.
By: Appaloosa Management L.P., its investment adviser
By: Appaloosa Partners Inc., its general partner

By:  /s/ David A. Tepper                9/10/03
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     David A. Tepper, President         Date